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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
OMNICELL, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OMNICELL, INC.
1201 Charleston Road
Mountain View, California 94043

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On April 22, 2008

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Omnicell, Inc., a Delaware corporation (the "Company"). The meeting will be held on Tuesday, April 22, 2008 at 9:00 a.m. local time at Rancho Las Palmas Resort and Spa, 41-000 Bob Hope Drive, Rancho Mirage, California 92270, for the following purposes:

  1.
  To elect three (3) Class I directors to hold office until the 2011 Annual Meeting of Stockholders.

  2.
  To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2008.

  3.
  To conduct any other business properly brought before the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        The record date for the Annual Meeting was March 7, 2008. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors
/s/ DAN S. JOHNSTON Dan S. Johnston Corporate Secretary

Mountain View, California
March 25, 2008

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Omnicell, Inc.
1201 Charleston Road
Mountain View, California 94043

PROXY STATEMENT
FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS

April 22, 2008

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

        Omnicell, Inc. has sent you this proxy statement and the enclosed proxy card because the Board of Directors of Omnicell, Inc. (sometimes referred to as the "Company" or "Omnicell") is soliciting your proxy to vote at the 2008 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

        The Company intends to mail this proxy statement and accompanying proxy card on or about March 25, 2008 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

        Only stockholders of record at the close of business on March 7, 2008 will be entitled to vote at the annual meeting. On this record date, there were 34,988,137 shares of common stock outstanding and entitled to vote.

  Stockholder of Record: Shares Registered in Your Name

        If on March 7, 2008 your shares were registered directly in your name with Omnicell's transfer agent, Computershare Trust Company, N.A. (formerly Equiserve Trust Company, N.A.), then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on March 7, 2008 your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

        There are two (2) matters scheduled for a vote:

  •
  Election of three (3) Class I directors to hold office until the 2011 Annual Meeting of Stockholders; and

  •
  Ratification of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2008.

How do I vote?

        You may either vote "For" all the nominees to the Board of Directors or you may "Withhold" your vote for any nominee you specify. For each of the other matters to be voted on, you may vote "For" or "Against" or abstain from voting. The procedures for voting are fairly simple:

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

  •
  To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

  •
  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

  •
  To vote over the telephone, dial toll-free 1-800-652-VOTE (1-800-652-8683) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Pacific Time, on April 21, 2008 to be counted.

  •
  To vote on the Internet, go to http://www.investorvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Pacific Time, on April 21, 2008 to be counted.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Omnicell. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you owned as of March 7, 2008.

What if I return a proxy card but do not make specific choices?

        If you return a signed and dated proxy card without marking any voting selections, your shares will be voted "For" the election of all three (3) Class I nominees for director, and "For" the ratification of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2008. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may send a timely written notice that you are revoking your proxy to Omnicell's Corporate Secretary at 1201 Charleston Road, Mountain View, California 94043.

  •
  You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year's annual meeting?

        To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by November 25, 2008, to Omnicell's Corporate Secretary at 1201 Charleston Road, Mountain View, California 94043. However, if Omnicell's 2009 Annual Meeting of Stockholders is not held between March 23, 2009 and May 22, 2009, then the deadline will be a reasonable time prior to the time we begin to print and mail our proxy materials. If you wish to submit a proposal that is not to be included in next year's proxy materials or nominate a director, you must do so no earlier than close of business on December 23, 2008 and no later than close of business on January 22, 2009. We also advise you to review Omnicell's Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. If you do not comply with these requirements, you will not be able to make a stockholder proposal or nomination at next year's annual meeting.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For" and "Withhold" and, with respect to proposals other than the election of directors, "Against" votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are "broker non-votes"?

        Broker non-votes occur when a nominee, such as a broker or bank, holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. In the event that a broker, bank, custodian, nominee or other record holder of Omnicell common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

How many votes are needed to approve each proposal?

  •
  For the election of directors, the three (3) nominees receiving the most "For" votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes "For" or "Withheld" will affect the outcome.

  •
  For the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2008, Proposal No. 2 must receive a "For" vote from the majority of shares present and entitled to vote either in person or by proxy. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or represented by proxy. On the record date, there were 34,988,137 shares outstanding and entitled to vote. Thus, the holders of 17,494,069 shares must be present in person or represented by proxy at the meeting or by proxy to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

        Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company's quarterly report on Form 10-Q for the second quarter of 2008.

PROPOSAL 1

ELECTION OF DIRECTORS

        Omnicell's Board of Directors is divided into three classes, each with a three-year term. Each class will consist of one-third of the total number of directors.

        The Board of Directors presently has nine members. The three directors currently in the class whose term of office expires in 2008 have each been nominated for re-election at the 2008 Annual Meeting: Randy D. Lindholm, Sara J. White and William H. Younger, Jr., all of whom were previously elected by the stockholders. If elected at the annual meeting, each of these nominees would serve until the 2011 Annual Meeting of Stockholders and until his or her successor is elected and has qualified, or, if sooner, until the director's death, resignation or removal.

        Currently, Class I, with a term expiring in 2008, Class II, with a term expiring in 2009, and Class III, with a term expiring in 2010, each consist of three directors.

        Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director's successor is elected and qualified. It is the Company's policy to encourage directors and nominees for director to attend the Company's Annual Meeting of Stockholders. All of the directors attended the Company's 2007 Annual Meeting of Stockholders.

        The following is a brief biography of each nominee and each director whose term will continue after the annual meeting.

Class I Nominees for Election for a Three-Year Term Expiring at the 2011 Annual Meeting

  Randy D. Lindholm

        Randy D. Lindholm, age 52, has served as a Director of Omnicell since May 2003. Since April 2002, Mr. Lindholm has served as a consultant to medical device companies. From June 1999 to April 2002, Mr. Lindholm was Chairman, President and Chief Executive Officer of VidaMed, Inc., a medical device company, and from August 1998 to June 1999, served as its Executive Vice President, Sales and Marketing. From 1993 to 1998, Mr. Lindholm held senior field operations positions at Nellcor Puritan Bennett, a provider of solutions to diagnose, monitor and treat respiratory-impaired patients. Mr. Lindholm received a B.S. in electrical engineering from Michigan Tech University. Mr. Lindholm is also a director of several privately held companies.

  Sara J. White

        Sara J. White, age 62, has served as a Director of Omnicell since April 2003. Since April 2004, Ms. White has served as a pharmacy leadership coach. From 1992 to March 2004, Ms. White was a clinical professor at the School of Pharmacy at the University of California, San Francisco. From 1995 to March 2004, Ms. White was an adjunct professor at the University of the Pacific, School of Pharmacy. From 1992 to 2003, Ms. White was the Director of Pharmacy at Stanford Hospital and Clinic. Ms. White received a B.S. in pharmacy from Oregon State University and an M.S. and Residency in hospital pharmacy management from Ohio State University.

  William H. Younger, Jr.

        William H. Younger, Jr., age 58, has served as a Director of Omnicell since September 1992. Since 1981, Mr. Younger has been a managing director of Sutter Hill Ventures, a venture capital firm. Mr. Younger received a B.S. in electrical engineering from the University of Michigan and an M.B.A.

from Stanford University. Mr. Younger is also a director of Cardica, Inc. and several privately held companies.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Class II Directors Continuing in Office Until the 2009 Annual Meeting

  Randall A. Lipps

        Randall A. Lipps, age 50, has served as Chairman of the Board and a Director of Omnicell since founding Omnicell in September 1992 and as its President and Chief Executive Officer since October 2002. From 1989 to 1992, Mr. Lipps served as the Senior Vice President of ST. Holdings, Inc., a travel and marketing company. From 1987 to 1989, he served as Assistant Vice President of Sales and Operations for a subsidiary of AMR, the parent company of American Airlines, Inc. Mr. Lipps received both a B.S. in economics and a B.B.A. from Southern Methodist University.

  Joseph E. Whitters

        Joseph E. Whitters, age 49, has served as a Director of Omnicell since May 2003. Since October 2005, Mr. Whitters has been a Senior Advisor to Frazier Health Care Ventures, a venture capital firm. From 1986 to January 2005, Mr. Whitters was employed in various capacities with First Health Group Corp., a national health benefits company, most recently as Executive Vice President. Mr. Whitters is a certified public accountant and received a bachelor's degree in accounting from Luther College. Mr. Whitters is also Chairman of the Board of Mentor Corporation and a director of Luminent Mortgage Capital, Inc.

  Mary E. Foley

        Mary E. Foley, age 56, has served as a Director of Omnicell since May 2005. Since April 2004, Ms. Foley has served as the Associate Director of the Center for Research and Nursing Innovation at the University of California, San Francisco (UCSF), where she is also a Ph.D. student in nursing policy. Since 2004, Ms. Foley has also served as Vice President of the American Nurses Association. From September 2002 to September 2004, Ms. Foley was a Regents Lecturer at UCSF and Visiting Assistant Professor in the Masters entry program. From 1981 to 2000, Ms. Foley was a staff nurse and chief nurse executive at Saint Francis Memorial Hospital in San Francisco. From 1994 to 1999, Ms. Foley was a part-time clinical faculty member at San Francisco State University School of Nursing, and was the faculty adviser for the student nurses association. Ms. Foley received a nursing diploma from New England Deaconess Hospital School of Nursing, a B.S.N. from Boston University School of Nursing and an M.S. in nursing administration and occupational health from UCSF.

Class III Directors Continuing in Office Until the 2010 Annual Meeting

  Donald C. Wegmiller

        Donald C. Wegmiller, age 69, has served as a Director of Omnicell since May 2004 and as Lead Director since August 2005. Since February 2006, Mr. Wegmiller has served as a Senior Consultant and advisor for Clark Consulting—Healthcare Group, a national executive and physician compensation and benefits consulting firm. From February 2002 to February 2006, Mr. Wegmiller was the Chairman of Clark Consulting. From 1993 to February 2002, Mr. Wegmiller was the President and Chief Executive Officer of the predecessor firm, Healthcare Compensation Strategies. Mr. Wegmiller received both a B.A. in business economics and psychology and an M.H.A. from the University of Minnesota. Mr. Wegmiller serves as a director of Possis Medical, Inc., a medical device company, and several privately held companies, and is on the Senior Advisory Board of MedAssets, Inc..

  James T. Judson

        James T. Judson, age 53, has served as a Director of Omnicell since April 2006. Since March 2006, Mr. Judson has served as a financial executive advisor to technology companies. From February 2005 to April 2005, Mr. Judson was Omnicell's Vice President of Finance. From April 2005 to March 2006, Mr. Judson was Omnicell's Interim Chief Financial Officer. From 1998 until his retirement in January 2002, Mr. Judson served as Vice President of Finance and Planning for the worldwide operations group of Sun Microsystems, a computer hardware and software company. Mr. Judson received a B.S. in industrial management from Purdue University and an M.B.A. from Indiana University.

  Gary S. Petersmeyer

        Gary S. Petersmeyer, age 61, has served as a Director of Omnicell since January 2007. Since December 2004, Mr. Petersmeyer has served as the Chairman and Chief Executive Officer of Aesthetic Sciences Corporation, a research-based medical device company focusing on elective surgery applications. From November 2001 to November 2004, Mr. Petersmeyer provided consulting and executive coaching services to senior executives in high growth and research-based organizations. From 2000 to 2001, Mr. Petersmeyer was President and a Director of Pherin Pharmaceuticals, Inc., a pharmaceutical development and discovery company. From 1995 to 2000, he was President, Chief Executive Officer and a Director of Collagen Corporation, a medical technology company focused on worldwide collagen research. Mr. Petersmeyer received a B.A. in political science from Stanford University, an M.A. in teaching from the Harvard Graduate School of Education and an M.B.A. from Harvard University.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

        As required under The Nasdaq Stock Market ("Nasdaq") listing standards, a majority of the members of a listed company's Board of Directors must qualify as "independent," as affirmatively determined by the Board of Directors. The Board consults with the Company's counsel to ensure that the Board's determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of the Nasdaq, as in effect from time to time.

        Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that all of the Company's directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Mr. Lipps, the President and Chief Executive Officer of the Company, and Mr. Judson, the former Chief Financial Officer of the Company. In making this determination, the Board found that none of the seven independent directors or nominees for director had a material or other disqualifying relationship with the Company. Mr. Lipps, the Company's President and Chief Executive Officer, is not an independent director by virtue of his employment with the Company. Mr. Judson is not an independent director by virtue of his serving as the Company's Chief Financial Officer from April 2005 to March 2006.

Meetings of the Board of Directors

        The Board of Directors met six times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of the meetings of the Board and of the committees on which he or she served, as held during the period for which he or she were a director or committee member, respectively.

        Persons interested in communicating with the independent directors with their concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of Lead Director, Omnicell, Inc. at 1201 Charleston Road, Mountain View, California 94043. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Audit, Compensation, or Corporate Governance Committee.

Information Regarding Committees of the Board of Directors

        The Board has three committees: an Audit Committee, a Compensation Committee and a Corporate Governance Committee. The following table provides membership and meeting information for fiscal 2007 for each of the Board committees:

Name	Audit		Compensation		Corporate Governance
Mary E. Foley					X
Randy D. Lindholm			X
Gary S. Petersmeyer			X
Kevin L. Roberg (1)	X				X
Donald C. Wegmiller	X				X
Sara J. White	X				X	*
Joseph E. Whitters	X	*
William H. Younger, Jr.			X	*
Total meetings in fiscal year 2007	11		16		5

*
Committee Chairperson

(1)
Mr. Roberg's term expired on the date of the 2007 Annual Meeting of Stockholders.

        Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding "independence" and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

        The Audit Committee of the Board of Directors is currently composed of three directors: Mr. Whitters (Chair), Mr. Wegmiller, and Ms. White. The Audit Committee met eleven times during the fiscal year. The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 to oversee the Company's corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company's audit engagement team as required by law; reviews and approves or rejects transactions between the company and any related persons; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review the company's annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Audit Committee has adopted a written Audit Committee Charter that can be found in the "Corporate Governance" section on Omnicell's corporate website at www.omnicell.com, under "Investor Relations."

        The Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company's Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Board of Directors has also determined that Mr. Whitters qualifies as an "audit committee financial expert," as defined in applicable SEC rules.

Report of the Audit Committee of the Board of Directors(1)

        The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2007 with management of the Company. The Audit Committee has discussed with Ernst & Young LLP, the Company's independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1, (Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3600T and has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

AUDIT COMMITTEE
Joseph E. Whitters, Chair Donald C. Wegmiller Sara J. White

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

        The Compensation Committee currently is composed of three directors: Mr. Younger (Chair), Mr. Lindholm and Mr. Petersmeyer. Following the 2008 Annual Meeting of Stockholders, provided he is re-elected, Mr. Lindholm will become Chair of the Compensation Committee, Mr. Wegmiller will transfer to the Compensation Committee from the Corporate Governance Committee and, provided he is re-elected, Mr. Younger will transfer from the Compensation Committee to the Corporate Governance Committee. All members of the Company's Compensation Committee, both currently and following the 2008 Annual Meeting of Stockholders, are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Compensation Committee met sixteen times during the fiscal year ended December 31, 2007. The Compensation Committee charter can be found in the "Corporate Governance" section on Omnicell's corporate website at www.omnicell.com, under "Investor Relations."

        The Compensation Committee of the Board of Directors acts on behalf of the Board to review, adopt and oversee the Company's compensation strategy, policies, plans and programs, including:

  •
  reviewing and approving corporate performance goals and objectives relevant to the compensation of the Company's executive officers and other senior management;

  •
  reviewing and approving the compensation and other terms of employment of the Company's Chief Executive Officer and other executive officers;

  •
  overseeing administration of the Company's stock option and purchase plans, profit sharing plans, stock bonus plans, deferred compensation plans and other similar programs, including approving and granting options and restricted stock from such plans to the Company's executive officers, employees and consultants; and

  •
  reviewing and discussing with management the Company's Compensation Discussion and Analysis, included in this proxy statement.

Compensation Committee Processes and Procedures

        The Compensation Committee meets at least monthly, and with greater frequency if necessary. The agenda for each meeting is usually outlined by Chair of the Compensation Committee and then more fully developed by the Company's Chief Executive Officer, Chief Financial Officer, head of Human Resources and General Counsel. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in or be present during any deliberations or final determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant's reasonable fees and other retention terms.

        During the past fiscal year, as in 2006, the Compensation Committee engaged Pearl Meyer & Partners ("Pearl Meyer") as executive compensation consultants. The Compensation Committee requested that Pearl Meyer assist in continuing to refine the Company's compensation strategy and the executive compensation program to execute that strategy. As part of its engagement, Pearl Meyer was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. At the request of the Compensation Committee, Pearl Meyer also conducted individual interviews with members of the Compensation Committee and senior management to learn more about the Company's business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which the Company competes. Pearl Meyer ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Pearl Meyer and suggesting modifications, the Compensation Committee approved the modified recommendations of Pearl Meyer.

        The accepted recommendations of Pearl Meyer and the specific determinations of the Compensation Committee with respect to executive compensation for fiscal 2007 are discussed in the Compensation Discussion and Analysis section of this proxy statement.

Compensation Committee Interlocks and Insider Participation

        During fiscal 2007, the Compensation Committee consisted of Messrs. Younger (Chair), Lindholm and Petersmeyer. None of these individuals are or have been an officer of Omnicell. None of the Company's executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Compensation Committee Report(2)

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE
William H. Younger, Jr., Chair Randy D. Lindholm Gary S. Petersmeyer

(2)
The material in this report is not "soliciting material," is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Corporate Governance Committee

        The Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors and recommending appropriate nominee slates for the Board to recommend for election to the Board of Directors, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board and developing a set of corporate governance principles for the Board and the Company.

        The Corporate Governance Committee currently consists of three directors: Ms. White (Chair), Ms. Foley and Mr. Wegmiller. Following the 2008 Annual Meeting of Stockholders, Mr. Wegmiller will transfer from the Corporate Governance Committee to the Compensation Committee and, provided that he is re-elected, Mr. Younger will transfer from the Compensation Committee to the Corporate Governance Committee. All members of the Corporate Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Corporate Governance Committee met five times during the fiscal year. Our Corporate Governance Committee charter can be found in the "Corporate Governance" section on the Company's corporate website at www.omnicell.com, under "Investor Relations."

        The Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company's stockholders. However, the Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, the operating requirements of the Company and the long-term interests of stockholders.

        In conducting this assessment, the Committee considers diversity, age, skills, industry and professional background and such other factors as it deems appropriate given the current needs of the Board of Directors and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Corporate Governance Committee reviews such directors' overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors' independence. In the case of new director candidates, the committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Committee meets to discuss and consider such candidates' qualifications and then selects a nominee for recommendation to the Board by majority vote.

        The Company's Corporate Governance Guidelines require that each non-employee director submit to the Board a letter of resignation upon completion of three (3) three-year terms as a member of the Board. The Board is free to accept or reject such letter of resignation. Although he has not served three (3) three-year terms since the classification of the Company's Board of Directors in 2001, because he has served as a director of the Company for more than 15 years, Mr. Younger tendered his letter of resignation to the Board in February 2008, to be effective immediately following the 2008 Annual

Meeting of Stockholders, but indicated his willingness to continue to serve on the Company's Board. After consultation, the Board rejected Mr. Younger's resignation and requested that he stand for reelection as a director of the Company.

        At this time, the Corporate Governance Committee does not consider director candidates recommended by stockholders. The Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board.

Stockholder Communications with the Board of Directors

        The Company's Board of Directors has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Lead Director of Omnicell, Inc. at 1201 Charleston Road, Mountain View, California 94043. These communications will be reviewed by the Lead Director, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). The screening procedures have been approved by a majority of the independent members of the Board. All communications directed to the Audit Committee in accordance with the Company's "Open Door Policy for Reporting Complaints Regarding Accounting and Auditing Matters" (the "Omnicell Open Door Policy") that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee. The Omnicell Open Door Policy is available in the "Corporate Governance" section on the Company's corporate website at www.omnicell.com, under "Investor Relations."

Code of Ethics

        Omnicell has adopted the Omnicell Code of Conduct, a code of ethics that applies to all officers, directors and employees of the Company. The Omnicell Code of Conduct is available in the "Corporate Governance" section on the Company's corporate website at www.omnicell.com, under "Investor Relations." If the Company makes any substantive amendments to its Code of Conduct or grants any waiver from a provision of the Code to any executive officer or director, it will promptly disclose the nature of the amendment or waiver on its web site.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has selected Ernst & Young LLP ("Ernst & Young") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2008 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the annual meeting. Ernst & Young has audited the Company's financial statements since 1997. Representatives of Ernst & Young are expected to be present at the Company's Annual Meeting of Stockholders. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither the Company's Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young as the Company's independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting of Stockholders will be required to ratify the selection of Ernst & Young. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees and Services

        The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2007 and December 31, 2006 by Ernst & Young, the Company's principal accountant.

	Fiscal Year Ended
	2007	2006
	(in thousands)
Audit Fees	$1,300	$2,006
Non-Audit Fees	282	—
Tax Fees	75	—

Total Fees	$1,657	$2,006

        Audit Fees. Consists of fees billed for professional services rendered for the audit of the Company's financial statements and review of the interim financial statements included in quarterly reports, professional services associated with SEC registration statements and other documents filed with the SEC, consultations with the Company's management as to the accounting treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB or other standard-setting bodies, and other services that are normally provided by Ernst & Young in connection with statutory and regulatory filings or engagements.

        Non-Audit Fees. Consists of fees billed for professional services in connection with the Follow-On Public Offering in May 2007.

        Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning outside of the tax compliance reviews included in the annual audit.

Pre-Approval Policies and Procedures

        The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee's approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee's members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

        The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young is compatible with maintaining the principal accountant's independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's common stock as of March 7, 2008 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than 5% of its common stock.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percent of Total
Waddell & Reed Financial, Inc. 6300 Lamar Avenue Overland Park, KS 66202	2,149,150	6.14%
Barclays Global Investors, NA 45 Fremont Street San Francisco, CA 94105	1,866,493	5.33%
Next Century Growth Investors, LLC 5500 Wayzata Blvd., Suite 1275 Minneapolis, MN 55416	1,777,696	5.08%
Mary E. Foley(2)(8)	34,694	*
James T. Judson(3)(8)	133,017	*
Randy D. Lindholm(2)(8)	22,639	*
Randall A. Lipps(4)(8)	1,206,436	3.39%
Gary S. Petersmeyer(5)(8)	13,544	*
Donald C. Wegmiller(2)(8)	110,138	*
Sara J. White(2)(8)	54,139	*
Joseph E. Whitters(2)(8)	85,139	*
William H. Younger, Jr.(2)(6)(8)	706,761	2.02%
Robin G. Seim(8)	37,500	*
J. Christopher Drew(7)(8)	363,588	1.03%
Renee M. Luhr(8)	37,919	*
Dan S. Johnston(8)	119,982	*
All executive officers and directors as a group (14 persons)	3,025,682	8.27%

*
Less than one percent.

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 34,988,137 shares outstanding on March 7, 2008, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address of each of the individuals and entities listed below is c/o Omnicell, Inc., 1201 Charleston Road, Mountain View, California 94043.

(2)
Includes two restricted stock grants awarded to the then current non-employee directors of the Company as follows: 2,122 shares awarded on October 25, 2006, which have fully vested and been transferred, and 1,767 shares awarded on April 24, 2007, which will fully vest and be transferred at the occurrence of 2008 Annual Meeting of Stockholders.

(3)
Includes restricted stock award of 1,767 shares awarded on April 24, 2007.

(4)
Includes 108,183 shares held directly by Mr. Lipps; 416,249 shares held in trust jointly with Mr. Lipps' spouse; and 70,269 shares held in trusts for the benefit of Mr. Lipps' children.

(5)
Includes a restricted stock grant of 1,767 shares awarded on April 24, 2007 and a restricted stock grant of 666 shares awarded on July 24, 2007.

(6)
Includes an additional 111,451 shares held directly by Mr. Younger, 351,760 shares held in trust for the benefit of Mr. Younger's family and 203,411 shares held by a retirement trust for the benefit of Mr. Younger. Mr. Younger disclaims beneficial ownership of the trusts' shares except as to Mr. Younger's pecuniary interest in the trusts.

(7)
Includes 10,504 shares held in trust for the benefit of Mr. Drew's family.

(8)
Includes shares which certain executive officers and directors of the Company have the right to acquire within 60 days after March 7, 2008 pursuant to outstanding options as follows: Mary E. Foley, 30,805 shares; James T. Judson, 131,250 shares; Randy D. Lindholm, 18,750 shares; Randall A. Lipps, 611,735 shares; Gary S. Petersmeyer, 11,111 shares; Donald C. Wegmiller, 106,249 shares; Sara J. White, 48,250 shares; Joseph E. Whitters, 56,250 shares; William H. Younger, Jr., 36,250 shares; Robin G. Seim, 21,250 shares; J. Christopher Drew, 328,709 shares; Dan S. Johnston, 107,168 shares; Ms. Luhr, 13,544; and all executive officers and directors as a group, 1,610,569 shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        The Company submits all applicable Section 16(a) filing requirements on behalf of its officers and directors (except for Mr. Younger). To the Company's knowledge, based on the reports filed by the Company, copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2007, all Section 16(a) filing requirements applicable to its officers and directors were complied with, except as follows:

  •
  a Form 3 for Mr. Petersmeyer was filed late due to an administrative oversight;

  •
  one report, covering several transactions, for Mr. Lipps was filed late with respect to the exercise of options to purchase 7,500 shares and the purchase of 25 shares by Mr. Lipps' father for the benefit Mr. Lipps' daughter due to an administrative oversight;

  •
  one report, covering one transaction, for Mr. Lindholm was filed late with respect to the sale of 6,000 shares due to a communication error with the selling broker;

  •
  one report, covering several transactions, for Mr. Nelson was filed one day late with respect to the exercise of options to purchase 50,000 shares due to an administrative oversight;

  •
  one report, covering one transaction, for Mr. Drew was filed late with respect to the exercise of an option to purchase 12,500 shares due to an administrative error; and

  •
  one report, covering one transaction, for Mr. Johnston was filed one day late with respect to the exercise of options to purchase 834 shares due to an administrative oversight.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

        Our executive compensation program is designed to provide our executive officers incentives and rewards, while effectively balancing the short-term and long-term interests of our stockholders with our ability to attract and retain talented executives. The Compensation Committee of our Board of Directors (the "Committee") has the primary responsibility for establishing our executive compensation philosophy and the specific components of each executive's compensation package. Our executive compensation program is based on four guiding principles or goals, as set forth by the Committee. We have created a compensation program that combines short-term and long-term components, cash and equity and fixed and contingent payments, in the proportions we believe achieve these four underlying principles:

  •
  Enhance stockholder value by aligning the financial interests of our executive officers with those of our stockholders;

  •
  Enable us to attract, motivate and retain the people needed to define and create industry-leading products and services;

  •
  Integrate compensation closely to the achievement of our business and performance objectives; and

  •
  Reward individual performance that contributes to our short-term and long-term success.

        An important element of our compensation philosophy is to provide executives with compensation packages that are competitive with compensation packages for executives in medical supply and technology companies of similar size and stage of development in order to attract dynamic and innovative executives to lead our strategic initiatives. As such, the Committee utilizes a benchmarking analysis when determining the size, components and mix of the executive officers' compensation elements. To this end, in late 2006 and again in late 2007, the Committee engaged a compensation consultant to review our executive compensation compared to a peer group of companies identified by the compensation consultant.

        Our executive compensation consists of three major components: base salary, a performance-based cash bonus and long-term equity compensation. The Committee utilizes benchmarking analysis for allocating compensation between long-term and short-term incentive compensation, and between cash and non-cash compensation.

Role of the Compensation Committee

        Our Board of Directors has delegated to the Committee the responsibility for developing our compensation philosophy, establishing our executive compensation program and overseeing equity awards under our equity incentive plans. On an annual basis, the Committee approves the individual compensation packages for each of our executive officers. Although the Committee maintains ultimate authority over our executive officers' compensation, the Committee considers the input and evaluations of our Chief Executive Officer, Randall A. Lipps, as it relates to executive officers other than Mr. Lipps. In conjunction with the Committee's annual review, Mr. Lipps develops cash and equity compensation proposals for each executive to present to the Committee for discussion and approval. Mr. Lipps does not participate in the final determination of his own compensation.

Benchmarking of Cash and Equity Compensation

        For 2007, the Committee engaged the services of Pearl Meyer & Partners ("Pearl Meyer") to serve as an independent advisor to the Committee to assist in reviewing the compensation of the Company's executive officers, including identifying companies for competitive analysis and benchmarking. As part of its engagement, Pearl Meyer worked closely with the Committee to identify comparable peer companies, provided the Committee with a report summarizing a comparison of our total compensation with such peer companies and provided an assessment of the specific elements of our compensation components in relation to the peer companies (the "Pearl Meyer Report"). The Committee believes benchmarking of executive compensation is crucial to maintaining compensation levels competitive with other leading technology companies with which we compete for personnel. Additionally, benchmarking provides guideposts, which the Committee uses to determine the size, mix and components of executive compensation.

        Most of our direct industry competitors are significantly larger than we are, and as a result, it is challenging to find appropriately-sized industry competitors for comparison. Therefore, the Committee and Pearl Meyer developed a group of 17 comparable companies based on such factors as revenue, market capitalization and, to the extent possible, industry similarity. The peer group focuses on three industry subcategories that are representative of portions of our business: the healthcare information management software industry, the medical equipment and supplies industry, and the supply chain management and logistics software and manufacturing industry. Specifically, the companies identified were: Agile Software Corporation, Align Technology, Inc., Allscripts Healthcare Solutions, Inc., ArthroCare Corporation, Aspen Technology, Inc., Cardiac Science Corporation, Click Commerce, Inc., Computer Programs and Systems, Inc., Eclipsys Corporation, Emageon Inc., i2 Technologies, Inc., I-Flow Corporation, Informatica Corporation, Merge Technologies Incorporated, Moldflow Corporation, Nektar Therapeutics and Per-se Technologies, Inc. We believe that this mix provides a meaningful cross-section from which to benchmark executive compensation.

        Cash Compensation.    For 2007, the Committee established a target of total cash compensation for each executive officer other than Mr. Lipps, assuming full achievement of performance bonus objectives, between the 45th and 55th percentile, and for Mr. Lipps at the 75th percentile, of executive officers at comparable companies identified in the Pearl Meyer Report. The Committee's long-term compensation goal is for each executive officer to be able to achieve up to the 75th percentile in total cash compensation for comparable executive officers identified in the Pearl Meyer Report. The Committee determined that setting total target cash compensation at the 75th percentile was not desirable in 2007 for executive officers other than Mr. Lipps because of the size of the increase it would represent from the prior year's total target cash compensation.

        The Committee targeted the 75th percentile with respect to Mr. Lipps' total target cash compensation for 2007 because the potential increased amount required to achieve the 75th percentile was within a closer range of his prior year's cash compensation than for other executive officers. The Committee also considered the manner in which Mr. Lipps' performance-based bonus was structured when targeting the 75th percentile, as discussed in more detail below under "Elements of Executive Compensation—Performance-Based Bonus."

        With respect to the percentage of potential total cash compensation derived from base salary versus performance-based cash bonuses, the Committee has based such percentage for each individual executive officer on such factors as the executive's historical base salary, the executive's duties and responsibilities, and his or her position in the Company, as well as competitive pay practices for comparable positions identified in the Pearl Meyer Report.

        Equity Compensation.    In determining equity compensation for executive officers, the Committee has not identified or established a target percentile from the analysis of comparable companies in the Pearl Meyer Report from which to benchmark. The Committee did, however, consider competitive equity compensation practices for comparable positions identified in the Pearl Meyer Report as one of the factors used in determining the equity compensation for our executives in 2007.

Elements of Executive Compensation

        Our executive compensation program consists of three principal components: a base salary, a performance-based cash bonus plan and long-term incentive compensation. We also provide our executive officers with certain other benefits including severance and change-of-control benefits and the ability to participate in our 401(k) plan and other employee benefit plans with all other eligible employees. The level of each of the three components of compensation is based on the factors discussed in each section below.

        Base Salary.    Base salaries for our executives are intended to provide compensation for fulfilling their core job responsibilities and duties and to provide a level of predictability and security with respect to their level of compensation. The Committee's long-term goal for base salary compensation is for each executive officer to be at the 50th percentile of the comparable executive officers identified in the Pearl Meyer Report. Recognizing that setting base salaries at the 50th percentile was not desirable in 2007 for executive offers other than Mr. Lipps because of the size of the increase that would represent from the prior year's base salary compensation, the Committee selected a benchmark range from the 30th to the 50th percentile for the executive officers. In conjunction with setting the base salaries in 2007, the Committee also considered additional factors which included:

  •
  the executive's level of responsibility and duties, including expected individual contributions to non-reoccurring projects;

  •
  the executive's prior experience and breadth of knowledge;

  •
  corporate performance; and

  •
  with respect to annual increases and starting salary, cost of living factors for the local area.

        The variance among the executives with respect to base salary as a percentage of total target cash compensation is predominantly a function of each executive's total target cash compensation benchmark for his or her comparable position. In other words, the positions in the Pearl Meyer Report identified as having a greater potential impact on the financial performance of their companies have a correspondingly greater portion of their target total compensation tied to the achievement of performance goals, rather than as base compensation. In setting the base salaries in this manner, the Committee's goal was to create an incentive for executive officers to improve the Company's financial performance while still setting base salaries at a level that would maintain a level of predictability and security. The following table sets forth the 2007 base salaries (effective as of April 1, 2007) and corresponding percentile that such base salary represents to peer companies identified in the Pearl

Meyer Report, the actual percentage the base salary represents of total target cash compensation and the percentage increase 2007 base salaries represent from 2006 base salaries:

Name and Principal Position	2007 Base Salary	Base Salary Compared to Peer Companies (Percentile)	Base Salary as a Percentage of Total Target Cash Compensation	2006 Base Salary	Percentage Increase from 2006 Base Salary
Randall A. Lipps Chairman, President and Chief Executive Officer	$407,000	50th	57%	$407,000	0%
Robin G. Seim Vice President, Finance and Chief Financial Officer	$242,000	40th	60%	$220,000	10%
J. Christopher Drew Senior Vice President, Operations	$294,000	50th	58%	$280,000	5%
Renee M. Luhr Vice President, Sales	$220,000	30th	58%	$200,000	10%
Dan S. Johnston Vice President and General Counsel	$225,000	45th	66%	$214,000	5%

        Performance-Based Bonus.    The second component of cash compensation for our executive officers is a quarterly performance-based bonus. The performance-based cash bonus is intended to reward our executives for attaining prescribed quarterly company-wide and individual performance goals. For the first quarter of 2007, the executive officers' quarterly bonus was paid pursuant to the 2006 Quarterly Executive Bonus Plan (the "2006 Bonus Plan). In April 2007 in conjunction with establishing the executives' new salaries for the balance of 2007, the Committee approved the 2007 Quarterly Executive Bonus Plan (the "2007 Bonus Plan," and, together with the 2006 Bonus Plan, the "Bonus Plans"). The 2007 Bonus Plan governed the earning of bonus payouts for the second, third and fourth quarters of 2007.

        Under the Bonus Plans, there were two principal components of performance criteria against which bonus achievement was measured, each accounting for 50% of the executive's potential quarterly bonus: the Corporate Targets and the Individual Targets (as such terms are defined below). The Corporate Targets consisted of both a quarterly profitability target (the "Earnings Target") and a quarterly revenue target (the "Revenue Target"). The Committee derived the Earnings Target in total dollars by multiplying a per share profit target (the "EPS Target") by the expected fully-diluted shares and adding an amount equal to the expected bonus payment, to ensure that payment of the bonus itself did not cause a circular calculation. Our quarterly unaudited financial statements for 2007 were the basis for measuring the level of revenue and earnings to determine the achievement of the Corporate Targets. The Committee determines achievement of the Earnings Target against non-GAAP net income, which excludes share-based compensation expenses pursuant to FASB Statement No. 123 (revised) ("SFAS No. 123(R)"), and other items that the Committee determines are unusual and are not reflective of normal operations. Commensurate with our philosophy of conditioning performance-based cash compensation on corporate performance, the Committee required the achievement in full of the Corporate Targets as a condition to our executive officers receiving any portion of their respective performance-based bonus for the quarter. In 2007, Omnicell met the Corporate Targets in all four quarters. The following table sets forth the quarterly Corporate Targets for 2007 (all figures are in thousands, except per share amounts):

Corporate Target	Quarter 1	Quarter 2	Quarter 3	Quarter 4
Earnings Target(1)	$6,538	$8,617	$10,079	$11,332
EPS Target(1)	$0.18	$0.23	$0.25	$0.28
Revenue Target	$44,000	$48,000	$52,000	$56,000

(1)
The Earnings Target (including the additional amount to fund the expected bonus payout) and EPS Target represent values based on non-GAAP net income, excluding share-based compensation expenses pursuant to SFAS 123(R) and other items that the Committee determines are unusual and are not reflective of normal operations..

        Under the Bonus Plans, because the Corporate Targets were achieved in each quarter, an executive officer was then also eligible to receive a cash bonus based on the executive officer's full or partial achievement of certain individual objectives (each an "Individual Target"). For most executive officers, the establishment of the Individual Targets and the determinations of achievement were made by the Committee. With respect to Dan S. Johnston's Individual Targets, Robin G. Seim, our Chief Financial Officer, established the targets and determined achievement. Allocating 50% of each executive officer's eligible bonus to attainment of individual performance goals was designed to create a strong incentive for the executive to excel in areas that were primarily within their control, while emphasizing the importance of our success by requiring achievement of the Corporate Targets for bonus eligibility.

        In 2007, the quarterly Individual Targets for our executive officers, other than Mr. Lipps, included objectives in the following areas:

          Sales Objectives—sales margins, bookings, sales to existing customers, numbers of sales visits and other internal financial measurements;

          Operating Objectives—staffing and hiring goals, implementation of information technology infrastructure, conducting training, ethics and other curriculum courses, completion of objectives by those directly reporting to the officer and improvement of internal departmental processes; and

          Strategic Objectives—development of short and long-term roadmaps, and evaluation of possible acquisition targets, strategic relationships and product lines.

        In each quarter of 2007, the Committee approved each executive officer's Individual Targets and the percentage of that officer's potential bonus that would be awarded for achievement of each Individual Target. For executive officers other than Mr. Lipps, the percentage of potential bonus dollars based on achievement of individual goals that could be earned by achievement of an Individual Target ranged from 5% to 30%.

        With respect to Mr. Lipps, 50% of his potential bonus that was conditioned on achievement of Individual Targets for each quarter was earned if we achieved the Corporate Targets for that quarter. Therefore, in effect, Mr. Lipps' total performance-based bonus for 2007 was structured such that 75% of the payout was tied to Omnicell's financial performance. The Committee structured Mr. Lipps' performance bonus in this manner so as to place a significant emphasis on Omnicell's financial performance. Partly as a result of the weight placed on Omnicell's financial performance with respect to Mr. Lipps' compensation and the importance of his efforts to our strategic growth, the Committee set his total target cash compensation at the 75th percentile compared to the peer companies. The remaining portion of Mr. Lipps' Individual Targets, on a quarterly basis, included operating and/or strategic objectives in the same areas as those set for other executive officers.

        The following table sets forth, on a quarterly basis for 2007, the percentage of the potential bonus that was actually earned by each named executive officer based on achievement of Individual Targets:

	Percentage of Individual Targets Achieved
Executive Officer	Q1	Q2	Q3	Q4
Randall A. Lipps	95%	94%	94%	98%
Robin G. Seim	60%	75%	65%	100%
J. Christopher Drew	90%	75%	100%	100%
Renee M. Luhr	100%	100%	100%	65%
Dan S. Johnston	85%	85%	80%	65%

        If the Corporate Targets and all of an executive officer's Individual Targets were achieved, the executive officer received 100% of his or her target cash bonus amount (the "Incentive Target"). Under the 2006 Bonus Plan, the Incentive Target ranged from 50% to 60% of an executive's then-current quarterly base salary. Under the 2007 Bonus Plan, the Incentive Target ranged from 50% to 75% of an executive's then-current quarterly base salary. The Committee changed the percentages of base salary represented by the Incentive Target from the 2006 Bonus Plan to the 2007 Bonus Plan as a result of its desire to set total cash compensation at between the 45th and 55th percentile for the executive officers, but at the 75th percentile in the case of Mr. Lipps, as compared to the peer companies identified in the Pearl Meyer Report.

        As a further incentive to drive our financial performance, each of our executive officers was eligible to receive an additional 10% of his or her actual earned quarterly bonus for each additional $0.01 increment of earnings per share achieved by the Company for that quarter above the EPS Target ("EPS Overachievement"). The actual amount by which earnings exceeded the EPS Target for each quarter of 2007 was as follows:

	Quarter 1	Quarter 2	Quarter 3	Quarter 4
Earnings Per Share over EPS Target	$0.05	$0.02	$0.03	$0.00

        The following table sets forth, for each named executive officer, the Incentive Target, earned bonuses attributable to achievement of the Corporate Targets and the Individual Targets, the percentage of total Incentive Target earned and the amount earned due to EPS Overachievement for 2007:

Executive Officer	Incentive Target	Bonus Earned Based on Corporate Targets	Bonus Earned Based on Individual Targets	% of Total Incentive Targets Earned(1)	Amounts Earned Based on EPS Overachievement
Randall A. Lipps	$289,988	$144,994	$138,126	98%	$66,773
Robin G. Seim	$145,475	$72,738	$55,440	88%	$27,615
J. Christopher Drew	$189,350	$94,675	$86,494	96%	$41,064
Renee M. Luhr	$140,500	$70,250	$63,513	95%	$31,750
Dan S. Johnston	$111,125	$55,563	$43,713	89%	$25,169

(1)
The percentage of Total Incentive Target Earned does not take into account any amounts earned due to EPS Overachievement.

        Long-Term Incentive Compensation.    Long-term equity-based compensation is intended to incentivize and retain executive officers through the use of time-based vesting and tying Omnicell's long-term financial performance to the executive officer's financial success. We believe that both time-based vesting and shared financial success are long-term incentives that motivate executive officers to grow revenues and earnings, enhance stockholder value and align the interests of our stockholders and executives over the long-term. Equity-based compensation is awarded to our executive officers in the form of stock option grants and restricted stock units, both of which carry service-based vesting conditions. Equity-based compensation has been primarily granted pursuant to the Omnicell, Inc. 1999 Equity Incentive Plan (the "1999 Plan") in the form of stock options and, in 2007, in the form of stock options and restricted stock units.

        Upon commencement of employment, executives are awarded initial equity grants carrying a service-based vesting condition, with 25% of the shares generally vesting one year from the vesting commencement date and the remaining shares vesting in equal monthly installments over the following 36 months. On an annual basis, the Committee makes an assessment as to the size and type of additional equity awards, if any, to be given to each executive officer. Annual awards generally vest monthly over 48 months in the case of stock options, and semi-annually over 48 months in the case of restricted stock units. The size of the initial grant and the annual grants are determined by the Committee based upon factors including:

  •
  competitive equity compensation practices for comparable positions identified in the Pearl Meyer Report;

  •
  the executive's level of responsibility and duties;

  •
  comparison to other executive offers;

  •
  corporate performance;

  •
  the executive's prior experience, experience within his or her specific job and breadth of knowledge; and

  •
  corporate objectives for share based compensation charges and earnings dilution.

        In late 2006, the Committee revised its equity grant practices for executive officers to utilize a combination of stock option grants and grants of restricted stock units. This change in practice was designed to lower earnings dilution while also providing incentives to positively affect future profitability. Stock options are intended to provide the most substantial incentive to our executive officers to improve company performance and to positively affect stock value, while restricted stock units provide a reduction to earnings dilution and an element of long-term incentive that has greater retention value in a flat or down market.

  February 2007 Equity Awards

        In 2006, the Committee decided to change its historical practice of granting annual equity compensation awards in the fourth quarter and instead award annual grants in the first quarter of the following fiscal year. This practice was continued in 2007. In February 2007, the Committee set a ratio of 25% restricted stock units and 75% stock options for named executive officers, as measured by the value of the award as prescribed by SFAS No. 123(R). The following table sets forth the Committee's equity-based awards granted under the 1999 Stock Plan for our named executive officers in February 2007:

	Option Awards		Restricted Stock Units
Executive Officer	Number of Securities Underlying Option Award(1)	Option Exercise Price	Number of Restricted Stock Units(2)	Fair Market Value at Issuance ($/share)
Randall A. Lipps	140,000	$20.95	25,000	$20.95
Robin G. Seim	40,000	$20.95	10,000	$20.95
J. Christopher Drew	50,000	$20.95	15,000	$20.95
Renee M. Luhr	50,000	$20.95	15,000	$20.95
Dan S. Johnston	30,000	$20.95	7,500	$20.95

(1)
Stock options were granted pursuant to the 1999 Plan. The shares subject to the option vest as to 1/48th of the shares in equal monthly installments over 48 months. Vesting is contingent upon continued service.

(2)
Restricted stock units were granted pursuant to the 1999 Plan. The right to receive the shares underlying the unit grant vest as to 1/8th of the shares in equal semi-annual installments over four years. Vesting is contingent upon continued service.

February 2008 Equity Awards

        In February 2008, the Committee granted equity awards to our named executive officers, taking into consideration, to the extent applicable, corporate performance and individual contributions in 2007 as well as individual long-term retention value. In February 2008, the Committee altered the ratio of the value of restricted stock units to stock options from the February 2007 levels to a ratio of 50% restricted stock units to 50% stock options for named executive officers, as measured by the value of the award as prescribed by SFAS No. 123(R). The Committee's primary reason for changing the ratio of awards toward a higher emphasis on restricted stock units were: (i) a desire to further lower the effect on earning dilution attributable to equity compensation expense and (ii) a desire to provide greater long-term retention value in a flat or down market. While the Committee did review, assess and take into consideration competitive equity compensation practices for comparable positions identified in the Pearl Meyer Report, the Committee did not set a benchmark percentile for any of the named executive officers with respect to equity compensation.

        With respect to the size of the awards in comparison to those granted in February 2007, the Committee took into consideration the following factors when determining the size of the grants in February 2008:

  •
  the combined size of the awards over the two-year period;

  •
  Omnicell's total equity compensation costs relative to total expenses; and

  •
  competitive equity compensation practices for comparable positions identified in the Pearl Meyer Report;

The following table sets forth the equity-based awards granted by the Committee under the 1999 Stock Plan to our named executive officers in February 2008:

	Option Awards		Restricted Stock Units
Executive Officer	Number of Securities Underlying Option Award(1)	Option Exercise Price	Number of Restricted Stock Units(2)	Fair Market Value at Issuance ($/share)
Randall A. Lipps	50,000	$17.95	25,000	$17.95
Robin G. Seim	17,500	$17.95	8,750	$17.95
J. Christopher Drew	22,500	$17.95	11,250	$17.95
Renee M. Luhr	22,500	$17.95	11,250	$17.95
Dan S. Johnston	12,500	$17.95	6,250	$17.95

(1)
Stock options were granted pursuant to the 1999 Plan. The shares subject to the option vest as to 1/4th of the option on the first anniversary of the vesting commencement date and 1/48th of the shares in equal monthly installments for the following 36 months. Vesting is contingent upon continued service.

(2)
Restricted stock units were granted pursuant to the 1999 Plan. The right to receive the shares underlying the unit grant vest as to 1/8th of the shares in equal semi-annual installments over four years. Vesting is contingent upon continued service.

Other Benefits

        Severance and Change of Control Benefits.    Our executive officers are entitled to certain severance and change in control benefits pursuant to our 2006 Executive Change of Control Benefit Plan and 2007 Severance Benefit Plan. The terms of the 2006 Executive Change of Control Benefit Plan and the 2007 Severance Benefit Plan are described in more detail below in the sections entitled "—Severance and Change of Control Arrangements" and "—Potential Payments Upon Termination or Change of Control."

        Other Benefits.    We believe that establishing a competitive benefit package consistent with companies with which we compete for employees is an important factor in attracting and retaining talented employees. Thus, we provide our executive officers with employee benefits on the same basis as offered to our full time non-executive employees, including health and dental insurance, supplemental life insurance, short- and long-term disability and a 401(k) plan.

        Perquisites.    The Committee believes that perquisites and other personal benefits should be modest and reasonable and consistent with our desire to enhance the executive's work effectiveness and to otherwise facilitate a balance of his or her personal and work requirement trade-offs. In 2007, certain of our executive officers were eligible for perquisites that support that philosophy. Mr. Lipps is provided a $1 million life insurance policy and is permitted to bring his spouse on up to four business trips per year at our expense. Mr. Lipps and the other executive officers are also provided allowances for tax and financial planning assistance, an annual full medical checkup and reimbursement for health club membership fees. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to the executive officers.

        Tax and Accounting Implications.    Our equity-based compensation policies have been impacted by SFAS No. 123(R), which we adopted in the first quarter of fiscal year 2006. Under this accounting pronouncement, we selected a "modified prospective" transition method using the Black-Scholes-Merton option-price method for determining and recording the fair value of share-based award compensation costs. We estimate the fair value of our employee stock awards at the date of grant using certain subjective assumptions, such as expected volatility, based on the historical market price of our stock, and the expected term of the awards, based on our historical experience of employee stock option exercises including forfeitures. Our valuation assumptions used in estimating the fair value of employee share-based awards may change in future periods. We recognize the fair value of awards over the vesting period or the requisite service period.

        Our equity-based compensation policies are also impacted by Section 162(m) of the Internal Revenue Code, which denies us a business expense deduction to the extent that compensation paid to any of the executive officers exceeds $1 million, unless the compensation qualifies as "performance-based." In certain situations, the Compensation Committee may approve compensation that will not be fully deductible under such Section 162(m) in order to ensure competitive levels of total compensation for executive officers.

SUMMARY COMPENSATION TABLE

        The following table shows, for the fiscal year ended December 31, 2007, compensation awarded to or paid to, or earned by, our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers (the "Named Executive Officers").

SUMMARY COMPENSATION TABLE FOR FISCAL 2007

Executive Officer	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Randall A. Lipps	2006 2007	407,000 407,000	— —	— 120,356(2)	762,577(1) 1,066,149(2)	293,040 349,893	38,168(4) 54,294(5)	1,500,786 1,997,692
Robin G. Seim(6)	2006 2007	207,590 236,500	— 30,000(7)	— 48,142(2)	245,377(1) 367,726(2)	87,450 155,792	— —	540,416 838,160
J. Christopher Drew	2006 2007	280,000 290,500	— 50,000(7)	— 72,213(2)	684,719(1) 633,385(2)	133,350 222,233	— —	1,098,069 1,268,331
Renee A. Luhr(8)	2006 2007	188,333 215,000	5,000(9) 50,000(7)	— 72,213(2)	249,008(1) 404,870(2)	87,750 165,513	57,352(10)	587,444 907,596
Dan S. Johnston	2006 2007	214,000 222,250	— 10,000(11)	— 36,107(2)	325,832(1) 367,567(2)	108,337 124,444	— —	648,169 760,368

(1)
The dollar amounts represent the compensation cost to Omnicell for the year ended December 31, 2006 for stock option awards granted in and prior to 2006. These amounts have been calculated in accordance with SFAS No. 123(R) using the Black-Scholes-Merton model and the assumptions outlined in Note 16 of Omnicell's consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the SEC on March 17, 2008. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)
The dollar amounts represent the compensation cost to Omnicell for the year ended December 31, 2007 for stock awards and option awards granted in and prior to 2007. These amounts have been calculated in accordance with SFAS No. 123(R) using the Black-Scholes-Merton model and the assumptions outlined in Note 16 of Omnicell's consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC on March 17, 2008. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(3)
See footnote (1) to the 2007 Grants of Plan-Based Awards Table below.

(4)
Consists of the following amounts paid by Omnicell: $19,135 for personal travel expense/airfare for Mr. Lipps' spouse; $12,620 for use of Omnicell personnel for personal purposes; $3,500 for personal tax preparation; $1,362 in life insurance premium; $1,000 for airline club memberships; and home office expense of $551.

(5)
Consists of the following amounts paid by Omnicell: $34,671 for personal travel expense/airfare for Mr. Lipps' spouse; $6,087 for personal financial or tax advice; $6,282 in life insurance premium; $300 for airline club membership; $6,403 for executive physical exam; and home office expense of $551.

(6)
Mr. Seim joined Omnicell as its Vice President of Finance and Chief Financial Officer in January 2006.

(7)
The Compensation Committee approved one-time performance bonuses to Messrs. Seim and Drew, and Ms. Luhr.

(8)
Ms. Luhr joined Omnicell as its Vice President, Sales, in March 2006.

(9)
Ms. Luhr was awarded a $5,000 cash bonus in February 2006 in connection with her top achievement, or Chairman's award.

(10)
Consists of commissions of $29,541; quarterly achievement bonus of $15,250; competitive bonus of $11,760; and home office expense in the amount of $801 paid by Omnicell.

(11)
Management approved a one-time performance bonus to Mr. Johnston.

GRANTS OF PLAN-BASED AWARDS

        The following table shows, for the fiscal year ended December 31, 2007, certain information regarding grants of plan-based awards to the Named Executive Officers:

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2007

Executive Officer	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards Target ($)(1)(2)	All Other Stock Awards: Number of Units of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Randall A. Lipps	— 02/07/2007	289,988 —	— 25,000(4)	— 140,000(5)	— 20.95	— 1,583,836
Robin G. Seim	— 02/07/2007	145,475 —	— 10,000(4)	— 40,000(5)	— 20.95	— 496,559
J. Christopher Drew	— 02/07/2007	189,350 —	— 15,000(4)	— 50,000(5)	— 20.95	— 659,230
Renee M. Luhr	— 02/07/2007	140,500 —	— 15,000(4)	— 50,000(5)	— 20.95	— 659,230
Dan S. Johnston	— 02/07/2007	111,125 —	— 7,500(4)	— 30,000(5)	— 20.95	— 372,420

(1)
This column sets forth the target amount of each Named Executive Officer's annual cash bonus award for the year ended December 31, 2007 under Omnicell's Bonus Plans. The actual cash bonus award earned for the year ended December 31, 2007 for each Named Executive Officer is set forth in the 2007 Summary Compensation Table above. As such, the amounts set forth in this column do not represent additional compensation earned by the named executive officers for the year ended December 31, 2007. For more information regarding Omnicell's Bonus Plans and the performance-based cash bonus awards granted thereunder, please see "—Elements of Executive Compensation—Performance-Based Bonus." Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)
Under Omnicell's Bonus Plans, if the Company does not achieve its Corporate Targets the Named Executive Officers are not entitled to a cash bonus award. In addition, there is no specific maximum possible payout under the Bonus Plans; rather, each Named Executive Officer is entitled to a payout equal to an additional 10% of such Named Executive Officer's actual earned quarterly bonus for each $0.01 per share by which the Company's earnings per share exceed the EPS Target for the quarter. For more information regarding Omnicell's Bonus Plans and the performance-based cash bonus awards granted thereunder, please see "—Elements of Executive Compensation—Performance-Based Bonus."

(3)
The dollar amounts in this column represent the compensation cost to us for the year ended December 31, 2007 of stock awards and option awards in 2007. These amounts have been calculated in accordance with SFAS No. 123(R) using the Black Scholes-Merton model and the assumptions outlined in Note 16 of Omnicell's consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC on March 17, 2008. Pursuant to SEC rules, the amounts shown include the impact of estimated forfeitures related to service-based vesting conditions.

(4)
Stock awards were granted pursuant to Omnicell's 1999 Equity Incentive Plan. The shares subject to the award vest semi-annually over 48 months. Vesting is contingent upon continued service.

(5)
Stock options were granted pursuant to Omnicell's 1999 Equity Incentive Plan. The shares subject to the option vest as to 1/48th of the shares in equal monthly installments over 48 months. Vesting is contingent upon continued service.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR—END.

        The following table shows, for the fiscal year ended December 31, 2007, certain information regarding outstanding equity awards at fiscal year end for the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2007

	Option Awards						Stock Awards
Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)		Market Value of Units of Stock That Have Not Vested ($)
Randall A. Lipps	12,349 75,000 35,120 43,750 60,000 133,245 13,164 150,000 75,000 32,083	(1) (1) (2) (1) (1) (1) (1) (4) (4) (6)	0 0 44,880 0 0 0 0 50,000 75,000 107,917	(3) (4) (4) (6)	10.40 10.40 13.16 10.40 5.60 5.15 3.03 10.75 10.58 20.95	02/16/2009 09/01/2009 12/04/2009 04/03/2010 09/21/2011 05/02/2012 12/20/2012 12/01/2014 12/06/2015 02/07/2017	18,750	(7)	504,938	(8)
Robin G. Seim	11,041 9,166	(5) (6)	98,959 30,834	(5) (6)	11.58 20.95	02/01/2016 02/07/2017	7,500	(7)	201,975	(8)
J. Christopher Drew	1,187 4,375 2,500 18,228 2,500 2,500 5,000 2,500 8,789 604 40,342 2,000 50,000 74,999 36,458 49,999 11,458	(1) (1) (1) (2) (1) (1) (1) (1) (1) (1) (1) (1) (1) (4) (5) (4) (6)	0 0 0 21,772 0 0 0 0 0 0 0 0 0 25,001 13,542 50,001 38,542	(9) (4) (5) (4) (6)	10.40 10.40 10.40 13.16 10.40 10.40 7.20 5.60 5.15 3.03 5.20 7.00 10.00 10.75 10.41 10.58 20.95	02/03/2008 02/16/2009 09/01/2009 12/04/2009 02/01/2010 04/03/2010 05/08/2011 09/21/2011 05/02/2012 12/20/2012 04/18/2013 05/21/2013 07/02/2013 12/01/2014 01/05/2015 12/07/2015 02/01/2017	11,250	(7)	302,963	(8)
Renee M. Luhr	138 0 0 0 0 0 0	(2)	2,617 1,459 2,292 7,501 542 58,334 38,542	(10) (5) (4) (4) (6) (5) (6)	13.16 12.32 10.08 10.58 11.58 11.66 20.95	12/04/2009 08/17/2014 11/03/2014 12/07/2015 02/01/2016 04/05/2016 02/07/2017	11,250	(7)	302,963	(8)
Dan S. Johnston	0 0 94,669 0 0 6,875	(1) (6)	10,000 10,000 0 5,000 10,000 23,125	(11) (12) (4) (4) (6)	10.75 13.16 13.16 10.75 11.58 20.95	12/01/2010 12/04/2010 12/04/2013 12/01/2014 02/01/2016 02/07/2017	5,625	(7)	151,481	(8)

(1)
Stock options were granted pursuant to Omnicell's 1992 Incentive Stock Plan, 1995 Management Stock Option Plan or 1999 Equity Incentive Plan. The shares are fully vested.

(2)
Stock options were granted pursuant to Omnicell's 1999 Equity Incentive Plan. The shares subject to option vest 50% on the date of grant with the remaining 50% vesting in equal monthly installments over the following 48 months. Vesting is contingent upon continued service.

(3)
Stock options were granted pursuant to Omnicell's 1999 Equity Incentive Plan. 4,880 shares subject to the option vest 50% upon the vesting commencement date with the remaining 50% vesting in equal monthly installments over the following 48 months. 40,000 shares subject to the option vest in full on the five-year anniversary of the vesting commencement date. Vesting is contingent upon continued service.

(4)
Stock options were granted pursuant to Omnicell's 1999 Equity Incentive Plan. The shares subject to the option vest as to 6.25% of the shares three months from the vesting commencement date and 1/48th of the shares vest in equal monthly installments over the following 45 months. Vesting is contingent upon continued service.

(5)
Stock options were granted pursuant to Omnicell's 1999 Equity Incentive Plan. The shares subject to the option vest as to 25% of the shares one year from the vesting commencement date and 1/48th of the shares vest in equal monthly installments over the following 36 months. Vesting is contingent upon continued service.

(6)
Stock options were granted pursuant to Omnicell's 1999 Equity Incentive Plan. The shares subject to the option vest as to 1/48th of the shares in equal monthly installments over 48 months. Vesting is contingent upon continued service.

(7)
Stock awards were granted pursuant to Omnicell's 1999 Equity Incentive Plan. The shares subject to the award vest semi-annually over 48 months. Vesting is contingent upon continued service.

(8)
The dollar amount is calculated based upon $26.93 per share, the closing price of Omnicell's stock on December 31, 2007.

(9)
Stock options were granted pursuant to Omnicell's 1999 Equity Incentive Plan. 1,772 shares subject to the option vest 50% upon the vesting commencement date with the remaining 50% vesting in equal monthly installments over the following 48 months. 20,000 shares subject to the option vest in full on the five-year anniversary of the vesting commencement date. Vesting is contingent upon continued service.

(10)
Stock options were granted pursuant to Omnicell's 1999 Equity Incentive Plan. 117 shares subject to the option vest as to 50% upon the vesting commencement date with the remaining 50% vesting in equal monthly installments over the following 48 months. 2,500 shares subject to the option vest in full on the five-year anniversary of the vesting commencement date. Vesting is contingent upon continued service.

(11)
Stock options were granted pursuant to Omnicell's 1999 Equity Incentive Plan. The shares subject to the option vest in full on the five-year anniversary of the vesting commencement date. Vesting is contingent upon continued service.

(12)
Stock options were granted pursuant to Omnicell's 1999 Equity Incentive Plan. The shares subject to the option vest in full on the six-year anniversary of the vesting commencement date. Vesting is contingent upon continued service.

OPTION EXERCISES AND STOCK VESTED

        The following table shows, for the fiscal year ended December 31, 2007, certain information regarding option exercises and stock vested during the last fiscal year with respect to the Named Executive Officers:

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2007

	Option Awards		Stock Awards
Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Randall A. Lipps	7,500 7,500 2,655 4,845 7,500 7,345 155 7,345 155 9,615 7,500 7,500 7,500 7,500 1,628 9,615 7,500 398 6,477 7,500 7,500 7,500 7,500 7,500 7,500	106,758 107,348 47,892 85,877 132,479 118,515 2,542 67,805 2,573 82,689 76,842 74,031 94,963 92,573 20,333 120,091 95,100 5,381 87,504 106,650 105,900 115,175 115,915 115,200 112,125	3,125 3,125	64,938 84,156
Robin G. Seim	10,000 10,000 10,000 10,000 10,000 10,000 10,000 10,000	122,800 115,000 147,455 146,307 143,700 142,615 138,600 137,700	1,250 1,250	25,975 33,663
J. Christopher Drew	12,500 5,414 7,086 8,601 3,899 6,966 5,534 1,100	217,070 109,983 139,630 172,406 78,155 157,276 112,935 18,271	1,875 1,875	38,963 50,494

	Option Awards		Stock Awards
Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Renee M. Luhr	566
22
39
1,250
58
625
417
810
416
1,250
91
1,552
1,193
208
2,315
57
834
2,500
10,000
9,892
108
10,000
7,291
1,889
13
313
21
2,083
1,042
209
208
13
416
312
2,083
209
1,042
21
2
13
208
417
21
1,041
208
2,084
313
13
2
208
417
1,042
209
2,083
3
21
312
13
209	4,703
164
291
9,337
482
8,831
4,399
8,140
4,389
14,988
1,015
19,633
16,976
2,648
31,785
811
14,854
27,875
129,300
121,763
1,167
122,100
21,144
23,027
181
5,195
328
32,323
6,477
3,087
3,556
181
5,795
4,855
30,162
3,357
5,273
306
26
168
2,862
5,387
287
4,455
3,151
28,280
4,585
156
24
2,673
5,008
5,366
3,348
30,079
39
305
4,842
167
2,867

			1,875 1,875	38,963 50,494

	Option Awards		Stock Awards
Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Dan S. Johnston	3,682 63 2,986 769 417 417 2,014 834 834 834 1,317 2,499 4,567 417 417 9,566 417 10,832 833 833 417 417 10,366	36,621 887 27,313 10,832 3,711 5,484 16,957 10,600 9,908 14,145 17,081 30,338 49,506 7,214 5,221 103,982 5,567 127,922 11,845 11,204 6,842 6,526 145,850	937 938	19,471 25,260

SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

        We believe an important part of our executive compensation package and a factor in attracting and retaining talented executives is the severance and change of control benefits we provide to our executives. In 2006, we adopted the Executive Change of Control Benefit Plan and in 2007, we adopted a Severance Benefit Plan. In addition, certain of our named executive officers have individual severance and change in control agreements with the Company.

  2006 Executive Change of Control Benefit Plan

        In 2007, our executive officers were provided certain severance and change in control benefits pursuant to our 2006 Executive Change of Control Benefit Plan (the "2006 Change of Control Plan"). The 2006 Change in Control Plan provided that, in the event of (i) a change of control of Omnicell, and (ii) termination without cause or constructive termination of an officer's employment with Omnicell or its successor within 12 months of such change of control, such officer shall be entitled to receive (a) severance pay equivalent to 12 months salary at such officer's base rate of pay in effect immediately prior to such termination and (b) full acceleration of any outstanding unvested stock options granted to such officer, provided, in each case, that such officer executes Omnicell's standard waiver and release agreement.

  2007 Severance Benefit Plan

        In January 2007, the Compensation Committee adopted the Severance Benefit Plan, as amended in May 2007 (the "2007 Severance Plan") that applies to full time regular employees of Omnicell. The 2007 Severance Plan provides for the payment of certain benefits to an employee if (i) an employee's employment with us is involuntarily terminated by us without Cause (as such term is defined in the 2007 Severance Plan), or (ii) an employee's employment with us is terminated as a result of a reduction in force, or (iii) an employee is selected by the Plan Administrator (as such term is defined in the 2007 Severance Plan) in its sole discretion to receive the benefits set forth in the Plan. Employees that fit within one of the categories described above are considered "Eligible Employees" (as defined in more detail in the 2007 Severance Plan). Any executive who has executed an individually negotiated employment contract or agreement with us relating to severance benefits that is in effect on his or her termination must choose whether they wish to receive severance benefits under their individually negotiated employment contract or the 2007 Severance Plan. If they opt to receive severance benefits under their individually negotiated employment contracts, participation in the 2007 Severance Plan is superseded.

        Cash Severance Benefit—Our Executive Officers who are considered Eligible Employees under the plan are entitled to receive a cash severance benefit equal to 12 months of Base Salary (as such term is defined in the 2007 Severance Plan) and an additional two months of Base Salary for each five years of service to Omnicell.

        Continued Group Health Plan Benefits—In the event the Eligible Employee timely elects continued coverage of a health, dental or vision plan sponsored by us under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), we will reimburse the Eligible Employee for the same portion of the Eligible Employee's premiums for COBRA continuation coverage (including coverage for the Eligible Employee's eligible dependents) that we paid for the Eligible Employee's active employee coverage under our group health plans, for an equal number of months as the cash severance benefit described above.

        Outplacement Assistance—Eligible Employees shall be entitled to outplacement assistance, the scope of which shall be determined by the Company in our sole discretion.

        We may, in our sole discretion, provide benefits in addition to those benefits set forth in the 2007 Severance Plan. In addition, we, in our sole discretion, shall have the authority to reduce an Eligible Employee's severance benefits, in whole or in part.

  Executive Severance Arrangements

        Robin G. Seim.    Pursuant to his employment agreement with us dated November 28, 2005 (the "Seim Agreement"), upon an Acquisition of the Company (as defined in the Seim Agreement) and either: (i) a termination without Cause (as defined in the Seim Agreement), (ii) the material reduction in responsibilities without Cause or (iii) the change in principle location of his responsibilities outside of Santa Clara, San Francisco or San Mateo counties, Mr. Seim will receive 12 months salary at his base rate of pay in effect immediately prior to the occurrence described above. In addition, the unvested portion of each stock option granted to Mr. Seim under our equity incentive plans shall accelerate and immediately become fully-vested and exercisable. The foregoing terms are equivalent to the terms offered to each executive officer pursuant to the 2006 Change of Control Plan described above. In the event Mr. Seim's employment is terminated by Omnicell without Cause, Mr. Seim will be entitled to receive a one-time payment equal to six months' salary calculated at his base rate of pay in effect immediately prior to termination.

        Renee A. Luhr.    Pursuant to her employment agreement with us dated March 7, 2006 (the "Luhr Agreement"), upon an Acquisition of the Company (as defined in the Luhr Agreement) and either (i) a termination without Cause (as defined in the Luhr Agreement), (ii) the material reduction in responsibilities without Cause or (iii) the change in principle location of her responsibilities outside of Santa Clara, San Francisco or San Mateo counties, Ms. Luhr will receive 12 months salary at her base rate of pay in effect immediately prior to the occurrence described above. In addition, the unvested portion of each stock option granted to Ms. Luhr under our equity incentive plans shall accelerate and immediately become fully-vested and exercisable. The foregoing terms are equivalent to the terms offered to each executive officer pursuant to the 2006 Change of Control Plan described above. In the event Ms. Luhr's employment is terminated by Omnicell without Cause, Ms. Luhr will be entitled to receive a one-time payment equal to six months salary calculated at her base rate of pay in effect immediately prior to termination.

        Dan S. Johnston.    Pursuant to his employment agreement with us dated October 13, 2003 (the "Johnston Agreement"), upon an Acquisition of the Company (as defined in the Johnston Agreement) and either (i) a termination without Cause (as defined in the Johnston Agreement), (ii) the material reduction in responsibilities without Cause or (iii) the change in principle location of his responsibilities outside of Santa Clara, San Francisco or San Mateo counties, Mr. Johnston will receive 12 months salary at his base rate of pay in effect immediately prior to the occurrence described above. The foregoing terms set forth in the change of control portion of his employment agreement have been superseded by the terms offered to each executive officer pursuant to the 2006 Change of Control Plan described above. In the event Mr. Johnston's employment is terminated by Omnicell without Cause, Mr. Johnston will be entitled to receive a one-time payment equal to 12 months salary calculated at his base rate of pay in effect immediately prior to termination.

Potential Payments Upon Termination or Change of Control

        The amount of compensation and benefits payable to each Named Executive Officer still in our employ of on December 31, 2007 in various termination situations has been estimated in the table below, which describes the potential payments and benefits upon employment termination for each executive as if his or her employment had terminated as of December 31, 2007, the last business day of Omnicell's fiscal year. See "—Severance and Change of Control Arrangements" above for a description of the compensation and benefits payable to the Named Executive Officers in certain termination situations. The actual amount of compensation and benefits payable in any termination event can only be determined at the time of the termination of the Named Executive Officer's employment with us.

	No Change in Control Involuntary Termination without Cause or qualified as "Eligible Employee"				Change in Control Involuntary Termination without Cause or constructive termination
Executive Officer	Base Salary ($)	Stock Option Vesting Acceleration ($)	COBRA Premiums ($)	Total ($)	Base Salary ($)(1)	Stock Option Vesting Acceleration(2)	COBRA Premiums ($)	Total ($)
Randall A. Lipps	542,667(3)	—	21,983(3)	564,650	407,000	3,298,591	—	3,705,591
Robin G. Seim	242,000(4)	—	13,970	255,970	242,000	1,703,408	—	1,945,408
J. Christopher Drew	392,000(3)	—	21,983(3)	413,983	294,000	1,976,028	—	2,270,028
Renee A. Luhr	256,667(4)(5)	—	17,016(5)	273,683	220,000	1,348,175	—	1,568,175
Dan S. Johnston	225,000(4)	—	16,487	241,487	225,000	672,188	—	897,188

(1)
Pursuant to the terms of the 2006 Change of Control Benefit Plan, Omnicell's executive officers receive severance pay equivalent to 12 months salary at such officer's base rate of pay in effect immediately prior to such termination.

(2)
Pursuant to the terms of the 2006 Change of Control Benefit Plan, Omnicell's executive officers receive full acceleration of any outstanding unvested stock options granted to such executive officer. The dollar amounts in this column represents the difference in the closing price of Omnicell common stock on December 31, 2007 ($26.93) with respect to the outstanding unvested option shares as of December 31, 2007, minus the exercise price of the outstanding unvested option shares.

(3)
Pursuant to the terms of the 2007 Severance Plan, in addition to the 12 months salary and COBRA premium reimbursement as severance, Mr. Lipps and Mr. Drew would each receive an additional four months of salary and COBRA reimbursement due to their tenure with us.

(4)
Pursuant to the terms of the 2007 Severance Plan, Mr. Seim, Mr. Johnston and Ms. Luhr may opt to take severance under the 2007 Severance Plan or under their respective employment agreements, but not both. Because the terms of the 2007 Severance Plan are generally more advantageous than those in their individual employment agreements, the above numbers reflect Mr. Seim, Mr. Johnston and Ms. Luhr opting to take severance under the 2007 Severance Plan.

(5)
Pursuant to the terms of the 2007 Severance Plan, in addition to the 12 months salary and COBRA premium reimbursement as severance, Ms. Luhr would receive an additional two months of salary and COBRA premium reimbursement due to her tenure with us.

COMPENSATION OF DIRECTORS

        We believe it is essential for our long-term success to attract highly talented candidates for our Board of Directors. Commensurate with this philosophy, the Board compensates its non-employee directors primarily with long-term equity-based compensation and also provides each with a cash fee on a quarterly basis. The following is a summary of our compensation arrangement for non-employee directors in 2007 (the "Non-Employee Director Compensation Plan"):

  •
  Each non-employee member of the Board received $5,000 per quarter at the time of each quarterly Board meeting and was eligible for reimbursement for expenses incurred in attending Board and Committee meetings.

  •
  Upon initial election or appointment to the Board, each non-employee director was automatically granted on the date of his or her election or appointment an initial option to purchase 25,000 shares of common stock at an exercise price equal to the fair market value on the date of grant (the "Initial Option Grant"). The Initial Option Grant became exercisable as to 1/36th of the option shares each month following the date of grant.

  •
  Each non-employee director, whose Initial Option Grant had fully vested as of the date of the 2007 Annual Meeting of Stockholders, was granted an option at the time of the 2007 Annual Meeting of Stockholders to purchase 6,250 shares of common stock at an exercise price equal to the fair market value on the date of grant (the "Annual Option Grant"). The Annual Option Grant vested and became exercisable as to 1/12th of the option shares each month following the date of grant.

  •
  Each non-employee director received an annual restricted stock grant valued at $40,000 as of the date of grant (the "Annual Restricted Stock Grant"). The Annual Restricted Stock Grant is to vest in full at the time of the 2008 Annual Meeting of Stockholders.

  •
  Each member of the Audit Committee was granted an option at the time of the 2007 Annual Meeting of Stockholders to purchase 5,000 shares of common stock at an exercise price equal to the fair market value on the date of grant. Such grant vested and became exercisable as to 1/12th of the option shares each month following the date of grant.

  •
  The Chairperson of each Committee of the Board was granted an option at the time of the 2007 Annual Meeting of Stockholders to purchase 5,000 shares of common stock at an exercise price equal to the fair market value on the date of grant. Such grant vested and became exercisable as to 1/12th of the option shares each month following the date of grant.

  •
  The Independent Lead Director was granted an option at the time of the 2007 Annual Meeting of Stockholders to purchase 13,333 shares of common stock at an exercise price equal to the fair market value on the date of grant (the "Lead Director Option Grant"). Such grant vested and became exercisable as to 1/12th of the option shares each month following the date of grant.

        The table below summarizes, for the fiscal year ended December 31, 2007, certain information with respect to the compensation of all non-employee directors of Omnicell. Mr. Lipps, our current Chairman and Chief Executive Officer, did not receive compensation for serving on the Board.

DIRECTOR COMPENSATION FOR FISCAL 2007

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)(4)(5)	Option Awards ($)(9)(10)(11)	Total ($)
Mary E. Foley	20,000	52,691(6)	47,308	119,999
James T. Judson	15,000	27,498(7)	119,900	162,398
Randy D. Lindholm	20,000	52,691(6)	66,246	138,937
Brock D. Nelson(1)	5,000	25,193	14,527	44,720
Gary S. Petersmeyer(2)	20,000	43,715(8)	87,781	151,496
Kevin L. Roberg(3)	10,000	25,193	14,527	49,720
Donald C. Wegmiller	20,000	52,691(6)	310,045	382,736
Sara J. White	20,000	52,691(6)	148,996	221,687
Joseph E. Whitters	20,000	52,691(6)	148,996	221,687
William H. Younger, Jr.	20,000	52,691(6)	107,621	180,312

(1)
In January 2007, Mr. Nelson resigned as director; however, the Board unanimously approved the acceleration in full of the vesting of Mr. Nelson's annual restricted stock grant valued at $40,000, as of the date of grant, and agreed to pay him quarterly compensation through the 2007 Annual Meeting of Stockholders.

(2)
Mr. Petersmeyer was appointed as a director on January 3, 2007. The Board granted him a restricted stock award of 666 shares, representing his pro-rata service from January 3, 2007 to April 23, 2007.

(3)
Mr. Roberg's term expired at the 2007 Annual Stockholder Meeting, The Board unanimously approved the acceleration in full of the vesting of his outstanding stock awards and option awards.

(4)
The dollar amounts in this column represent the compensation cost for the year ended December 31, 2007 of stock awards granted in and prior to 2007. These amounts have been calculated in accordance SFAS No. 123(R) using the Black-Scholes model and the assumptions outlined in Note 16 of Omnicell's consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC on March 14, 2008. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(5)
The grant date fair value of the stock awards granted during the year ended December 31, 2007, as calculated in accordance with SFAS No. 123(R), for each of the directors listed in the table above, except for Mr. Petersmeyer, was $40,000. As discussed in footnote 2, Mr. Petersmeyer received an additional stock award with a grant date fair value of $16,217, representing his pro-rata service. See Note 16 of Omnicell's consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC on March 14, 2008, for a discussion of assumptions made by Omnicell in determining the grant date fair value of equity awards.

(6)
The aggregate number of shares subject to outstanding stock awards as of December 31, 2007 for each of the directors listed in the table above, other than Mr. Judson and Mr. Petersmeyer was 3,889, consisting of an award of 2,122 shares on October 25, 2006 and 1,767 shares on April 24, 2007.

(7)
The aggregate number of shares subject to outstanding stock awards as of December 31, 2007 was 1,767. Mr. Judson did not receive a restricted stock award in 2006.

(8)
The aggregate number of shares subject to outstanding stock awards as of December 31, 2007 was 2,433. As discussed in footnote 1, in addition to the restricted stock award on April 24, 2007 of 1,767 shares, Mr. Petersmeyer was awarded a restricted stock award of 666 shares.

(9)
The dollar amounts in this column represent the compensation cost for the year ended December 31, 2007 of stock option awards granted in and prior to 2007. These amounts have been calculated in accordance SFAS No. 123(R) using the Black-Scholes model and the assumptions outlined in Note 16 of Omnicell's consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC on March 14, 2008. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(10)
The grant date fair value, as calculated in accordance with SFAS No. 123(R) and using a Black-Scholes model, of the stock option awards granted during the year ended December 31, 2007 for each of the directors listed in the table above was as follows: Ms. Foley $0 (Ms. Foley did not receive a stock option grant in 2007 as her Initial Option Grant has not fully vested), Mr. Judson $51,719, Mr. Lindholm $41,375, Mr. Nelson $0, Mr. Petersmeyer $87,871, Mr. Wegmiller $203,424, Ms. White $134,469, Mr. Whitters $134,469 and Mr. Younger $93,094. See Note 16 of Omnicell's consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC on March 17, 2008, for a discussion of assumptions made by Omnicell in determining the grant date fair value of Omnicell's equity awards.

(11)
The aggregate number of shares subject to outstanding stock options held by each of the directors listed in the table above as of December 31, 2007 was as follows: Ms. Foley 31,500, Mr. Judson 141,250, Mr. Lindholm 15,000, Mr. Nelson 0, Mr. Petersmeyer 25,000, Mr. Wegmiller 108,833, Ms. White 48,250, Mr. Whitters 56,250 and Mr. Younger 36,250.

Changes in Director Compensation in 2008

        In late 2007 and in connection with the Committee's assessment of executive compensation, the Board empowered the Committee to review and recommend Board compensation practices and levels for 2008. The Committee engaged Pearl Meyer to assist in reviewing the compensation of our non-employee directors, including providing the Board with a benchmarking analysis of our non-employee director compensation relative to the peer companies identified in the Pearl Meyer Report. As part of its engagement, Pearl Meyer provided the Committee with a report summarizing the benchmarking analysis (the "Pearl Meyer Director Compensation Report").

        After review and discussion of the Pearl Meyer Director Compensation Report, and upon recommendation by the Committee, the Board determined that compensation overall was too highly concentrated in individuals serving as leads or chairs of committees and therefore revised the Non-Employee Director Compensation Plan to make the levels of total compensation, and individual compensation more consistent with the compensation being received by non-employee directors in the peer group. As a result of the revisions to the Non-Employee Director Compensation Plan, the total expense attributable to compensation for non-employee directors is expected to be reduced from $1,673,692 in 2007 to an estimated $1,405,000 in 2008. The amount of total cash compensation for non-employee directors is expected to increase from $170,000 in 2007 to $320,000 in 2008. The expense attributable to equity compensation for non-employee directors is expected to be reduced from $1,503,692 to an estimated $1,085,000 in 2008. The following is a summary of the changes to our

Non-Employee Director Compensation Plan, effective as of the date of the Company's 2008 annual meeting of stockholders:

  •
  Each non-employee member of the Board shall receive cash compensation in the amount of $10,000 per quarter at the time of each quarterly Board meeting, increased from $5,000 per quarter.

  •
  The Initial Option Grant was changed from an option to purchase 25,000 shares of common stock to an option to purchase a number of shares valued at $288,000, as of the date of grant. The Initial Option Grant shall still become exercisable as to 1/36th of the option shares each month following the date of grant.

  •
  The Annual Option Grant was changed from an option to purchase 6,250 shares of common stock to an option to purchase a number of shares valued at $72,000, as of the date of grant. The Annual Option Grant shall still become exercisable as to 1/12th of the option shares each month following the date of grant.

  •
  The Annual Restricted Stock Grant will remain the same whereby non-employee directors shall receive an annual restricted stock grant valued at $40,000 as of the date of grant, and vesting shall occur at the time of the next year's annual meeting of stockholders.

  •
  The Chairperson of the Audit Committee will no longer receive a stock option to purchase 5,000 shares of common stock, but instead shall be granted each year at the time of our annual meeting of stockholders a restricted stock grant valued at $40,000 as of the date of grant. Such grant will vest in full at the time of the next year's annual meeting of stockholders, so long as the director continues to serve in such capacity.

  •
  Each non-chair member of the Audit Committee will no longer receive a stock option to purchase 5,000 shares of common stock, but instead shall be granted each year at the time of our annual meeting of stockholders a restricted stock grant valued at $15,000 as of the date of grant. Such grant will vest in full at the time of the next year's annual meeting of stockholders, so long as the as the recipient remains a director until such date.

  •
  The Chairperson of the Corporate Governance Committee will no longer receive a stock option to purchase 5,000 shares of common stock, but instead shall be granted each year at our annual meeting of stockholders a restricted stock grant valued at $10,000 as of the date of grant. Such grant will vest in full at the time of the next year's annual meeting of stockholders, so long as the director continues to serve in such capacity.

  •
  Each non-chair member of the Corporate Governance Committee shall be granted each year at the time of our annual meeting of stockholders a restricted stock grant valued at $5,000 as of the date of grant. Such grant will vest in full at the time of the next year's annual meeting of stockholders, so long as the as the recipient remains a director until such date.

  •
  The Chairperson of the Compensation Committee will no longer receive a stock option to purchase 5,000 shares of common stock, but instead shall be granted each year at our annual meeting of stockholders a restricted stock grant valued at $20,000 as of the date of grant. Such grant will vest in full at the time of the next year's annual meeting of stockholders, so long as the director continues to serve in such capacity.

  •
  Each non-chair member of the Compensation Committee shall be granted each year at the time of our annual meeting of stockholders a restricted stock grant valued at $10,000 as of the date of grant. Such grant will vest in full at the time of the next year's annual meeting of stockholders, so long as the recipient remains a director until such date.

  •
  The Independent Lead Director shall be granted each year at the time of our annual meeting of stockholders a restricted stock grant valued at $35,000 as of the date of grant. Such grant will vest in full at the time of the next year's annual meeting of stockholders, so long as the recipient remains a director until such date.

        The table below summarizes the projected compensation for non-employee directors for year ending December 31, 2008:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Mary E. Foley	40,000	45,000	72,000	157,000
James Judson	40,000	40,000	72,000	152,000
Randy D. Lindholm	40,000	60,000	72,000	172,000
Gary S. Petersmeyer(3)	40,000	50,000	96,000	186,000
Donald C. Wegmiller	40,000	100,000	72,000	212,000
Sara J. White	40,000	65,000	72,000	177,000
Joseph E. Whitters	40,000	80,000	72,000	192,000
William H. Younger, Jr.	40,000	45,000	72,000	157,000

(1)
The dollar amounts in this column represent the estimated compensation cost for the year ending December 31, 2008 of the proposed restricted stock awards to be granted in 2008.

(2)
The dollar amounts in this column represent the estimated compensation cost for the year ending December 31, 2008 of stock option awards to be granted in 2008.

(3)
As Mr. Petersmeyer's Initial Option Grant has not fully vested, he will not receive an Annual Option Grant in 2008. The compensation cost for his 2007 Initial Option Grant of 25,000 shares is reflected in the above table.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides certain information as of December 31, 2007 regarding our 1992 Incentive Stock Plan, 1995 Management Stock Option Plan, 1999 Equity Incentive Plan (the "1999 Plan") and 1997 Employee Stock Purchase Plan, each of which has been approved by our stockholders, as well as our 2003 Equity Incentive Plan and 2004 Equity Incentive Plan, neither of which has been approved by our stockholders:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
1992 Incentive Stock Plan	36,120	$10.40	0
1995 Management Stock Option Plan	12,349	$10.40	0
1997 Employee Stock Purchase Plan	0	0	832,161
1999 Equity Incentive Plan	4,405,996	$13.06	1,378,381
Equity compensation plans not approved by security holders
2003 Equity Incentive Plan	359,160	$12.11	123,683
2004 Equity Incentive Plan	0	$0	200,000
Total	4,813,625	$12.87	2,534,225

2003 Equity Incentive Plan

        In April 2003, Omnicell's Board of Directors adopted the 2003 Equity Incentive Plan (the "2003 Plan"). A total of 500,000 shares of common stock has been reserved for issuance under the 2003 Plan and Omnicell currently has options outstanding to purchase 359,160 shares under the 2003 Plan. The 2003 Plan provides for the issuance of non-qualified options, stock bonuses and rights to acquire restricted stock to its employees, directors and consultants. Options granted under the 2003 Plan must have an exercise price of not less than 70% of the fair market value of the stock on the date of grant and generally become exercisable over periods of up to four years, generally with one-fourth of the shares vesting one year from the vesting commencement date with respect to initial grants, and the remaining shares vesting in 36 equal monthly installments thereafter, however our Board of Directors may impose vesting at its discretion to any award. Options under the 2003 Plan generally expire ten years from the date of grant.

        Omnicell's Board of Directors shall administer the 2003 Plan unless and until the board delegates administration to a committee. Omnicell's Board may suspend or terminate the 2003 Plan at any time. The Board may also amend the 2003 Plan at any time or from time to time. However, no amendment will be effective unless approved by the Company's stockholders after its adoption by the Board to the extent stockholder approval is necessary to satisfy the requirements of any Nasdaq listing requirements.

        If Omnicell sells, leases or disposes of all or substantially all of its assets, or is acquired pursuant to a merger or consolidation, then the surviving entity may assume or substitute all outstanding awards under the 2003 Plan. If the surviving entity does not assume or substitute these awards, then generally the vesting and exercisability of the stock awards will accelerate.

2004 Equity Incentive Plan

        In February 2004, Omnicell's Board of Directors adopted the 2004 Equity Incentive Plan (the "2004 Plan"). A total of 200,000 shares of common stock has been reserved for issuance under the 2004 Plan and the Company currently has no outstanding granted options to purchase any shares under the 2004 Plan. The 2004 Plan provides for the issuance of non-qualified options to new employees as an inducement material to the individual's entering into employment with Omnicell. Options granted under the 2004 Plan have an exercise price not less than the fair market value of the stock on the date of grant and generally become exercisable over periods of up to four years, generally with one-fourth of the shares vesting one year from the vesting commencement date with respect to initial grants, and the remaining shares vesting in 36 equal monthly installments thereafter, however the Company's Board of Directors may impose vesting at its discretion to any award. Options under the 2004 Plan generally expire ten years from the date of grant.

        Omnicell's Board of Directors administers the 2004 Plan unless and until the board delegates administration to a committee. Omnicell's Board may suspend or terminate the 2004 Plan at any time. The Board may also amend the 2004 Plan at any time or from time to time. However, no amendment will be effective unless approved by the Company's stockholders after its adoption by the Board to the extent stockholder approval is necessary to satisfy the requirements of any Nasdaq listing requirements.

        If Omnicell sells, leases or disposes of all or substantially all of its assets, or is acquired pursuant to a merger or consolidation, then the surviving entity may assume or substitute all outstanding awards under the 2004 Plan. If the surviving entity does not assume or substitute these awards, then generally the vesting and exercisability of the stock awards will accelerate.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transaction Practices

        Our executive officers and directors are only permitted to enter into a material transaction or agreement with us with the prior consent of our corporate governance committee of our board of directors. In approving or rejecting the proposed transaction or agreement, our corporate governance committee considers the relevant facts and circumstances available, including, but not limited to the risks, the costs and the benefits to us, the terms of the transaction or agreement, the availability of other sources for comparable services or products, and, if applicable, the impact on a director's independence. Our corporate governance committee approves only those transactions or agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as the committee determines in the good faith exercise of its discretion. The Corporate Governance Committee has adopted a written Related-Person Transaction Policy that can be found in the "Corporate Governance" section on Omnicell's corporate website at www.omnicell.com, under "Investor Relations."

        We have entered into indemnity agreements with our executive officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of Omnicell, and otherwise to the fullest extent permitted under Delaware law and our Bylaws.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are Omnicell stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please (1) notify your broker, (2) direct your written request to Investor Relations, Omnicell, Inc., 1201 Charleston Road, Mountain View, California 94043 or (3) contact Omnicell's Investor Relations department at (650) 251-6437. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request "householding" of their communications should contact their brokers.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting of Stockholders. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
/s/ DAN S. JOHNSTON Dan S. Johnston Corporate Secretary

March 25, 2008

A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2007 is available without charge upon written request to: Corporate Secretary, Omnicell, Inc., 1201 Charleston Road, Mountain View, California 94043.

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Omnicell, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Randall A. Lipps and Dan S. Johnston, jointly or individually, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as directed below, all common shares of beneficial interest, par value $0.001 per share, of Omnicell, Inc. (“the Company”), that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on Tuesday, April 22, 2008, or any adjournments thereof, as follows on the reverse side.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH HEREIN.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A  Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Nominees for Class I Directors to hold office until the 2011 Annual Meeting of Stockholders:

	For	Withhold

01 - Randy D. Lindholm	☐	☐

	For	Withhold

02 - Sara J. White	☐	☐

	For	Withhold

03 - William H. Younger, Jr.	☐	☐

	For	Against	Abstain

2. Proposal to ratify appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008.	☐	☐	☐

3. In accordance with their discretion upon such other matters as may properly come before the meeting and any adjournments thereof.

B  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears on share certificate. When shares are registered jointly, all owners must sign. Corporate owners should sign full corporate name by an authorized person. Executors, administrators, trustees or guardians should indicate their status when signing.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/	/

1 U P X       0 1 6 5 9 6 1

<STOCK#>             00UWNA

QuickLinks

OMNICELL, INC. 1201 Charleston Road Mountain View, California 94043 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held On April 22, 2008
Omnicell, Inc. 1201 Charleston Road Mountain View, California 94043 PROXY STATEMENT FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS April 22, 2008 QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE FOR FISCAL 2007
GRANTS OF PLAN-BASED AWARDS IN FISCAL 2007
OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2007
OPTION EXERCISES AND STOCK VESTED IN FISCAL 2007
DIRECTOR COMPENSATION FOR FISCAL 2007
EQUITY COMPENSATION PLAN INFORMATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS